Flaherty & Crumrine Total Return Fund Incorporated N-2

Exhibit 99(s)

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT that the undersigned officers and directors of each of Flaherty & Crumrine Preferred and Income Fund Incorporated, Flaherty & Crumrine Preferred and Income Opportunity Fund Incorporated, Flaherty & Crumrine Preferred and Income Securities Fund Incorporated, Flaherty & Crumrine Total Return Fund Incorporated and Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated (collectively, the “Funds”), each a Maryland Corporation, hereby appoints R. Eric Chadwick, Bradford S. Stone and Chad Conwell (with full power to act alone) his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her name, place and stead, in any and all capacities, to sign, execute and file the Funds’ Registration Statements on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 registering shares of the Funds, including any pre-effective and post-effective amendments thereto, with all exhibits, and any and all other documents required to be filed with any regulatory authority, federal or state, relating to the registration thereof, or the issuance of shares thereof, without limitation, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned officers and directors of the Funds have executed this Power of Attorney in one or more counterparts, via facsimile, email or other means.

Signature	Title

/s/ R. Eric Chadwick	Director and Chief Executive Officer
R. Eric Chadwick	(Principal Executive Officer)

Chief Financial Officer, Vice President and
/s/ Bradford S. Stone	Treasurer (Principal Financial and
Bradford S. Stone	Accounting Officer)

/s/ David Gale	Director
David Gale

/s/ Morgan Gust	Director
Morgan Gust

/s/ Karen H. Hogan	Director
Karen H. Hogan